UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 7.01      Regulation FD Disclosure

Registrant announces its sponsorship of Eaton Vance Tax-Managed Diversified Equity
Income Fund and expenses related thereto, as described in Registrant’s news release dated November 28,
2006, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

	Exhibit No.	Document

	99.1	Press Release issued by the Registrant dated November 28,
2006 detailing the announcement of its sponsorship of the initial public offering of common shares of Eaton Vance Tax-Managed
Diversified Equity Income Fund and expenses related thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP. (Registrant)

Date:	November 28, 2006	/s/ William M. Steul
William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description

99.1	Press Release issued by the Registrant dated November 28, 2006 detailing the announcement of its sponsorship of the initial public offering of common shares of Eaton Vance Tax-Managed Diversified Equity Income Fund and expenses related thereto.

Exhibit 99.1

EATON VANCE SPONSORS LARGEST-EVER CLOSED-END FUND EATON VANCE TAX-MANAGED DIVERSIFIED EQUITY INCOME FUND RAISES $2.62 BILLION IN INITIAL PUBLIC OFFERING

BOSTON, MA, November 28, 2006 -- Eaton Vance Corp. announced today the initial public offering of common shares of its new closed-end fund, Eaton Vance Tax-Managed Diversified
Equity Income Fund. The Fund is issuing 131 million shares at an initial price of $20 per share, resulting in gross proceeds of $2.62 billion (exclusive of the underwriters’ overallotment shares)
making it the largest closed-end fund initial public offering in history. The Fund begins trading today on the New York Stock Exchange under the ticker symbol “ETY.”

Chairman and CEO James B. Hawkes commented, “We’re delighted with the overwhelming reception of the fund by investors. The success of the offering is a testament to Eaton Vance’s reputation as a leading investment manager and ability to create innovative, value added closed-
end fund structures. We believe the fund is particularly appealing to investors seeking a high level of tax-advantaged income and the potential for capital appreciation.”

Eaton Vance Tax-Managed Diversified Equity Income Fund is the first to combine Eaton
Vance’s qualified dividend and index covered call writing strategies. ETY seeks to earn high levels of tax-advantaged income and gain by investing in a diversified stock portfolio that emphasizes stocks paying qualified dividend income and by writing (selling) stock index call options with respect to a portion of its stock portfolio value. This strategy provides three potential sources of tax-advantaged income and gains: qualified dividends, index call options written and stock price appreciation. In pursuing its investment objectives, the Fund will evaluate returns on an after-tax basis, seeking to minimize and defer shareholder federal income taxes. Under normal market conditions, the Fund will invest at least 80% of its total assets in a combination of dividend-paying common stocks and common stocks the value of which may be subject to covered written index call options. The fund will invest primarily in common stocks of
United States issuers, but may invest up to 40% of its assets in common stocks of foreign issuers.

The underwriting syndicate was led by Wachovia Securities, Citigroup, UBS Investment Banker, and A.G. Edwards.

Eaton Vance Management, an indirect, wholly owned subsidiary of Eaton Vance Corp., is the Fund’s investment adviser. Eaton Vance has engaged Rampart Investment Management Company, Inc. to provide advice on, and execution of, the Fund’s options strategy. Since its inception in 1983, Rampart has specialized in listed options management and is widely recognized as a leader in its core competency.

In the first fiscal quarter of 2007, Eaton Vance Corp. will recognize structuring fee expense of approximately $17 million in connection with the offering, in addition to distribution-related compensation expenses.

Eaton Vance Corp., a Boston-based investment management firm, is listed on the New York Stock Exchange under the symbol EV. Through its subsidiaries, Eaton Vance Corp. managed $128.9 billion in assets as of October 31, 2006. Eaton Vance is an adviser and distributor of investment companies and separate accounts for individual and institutional clients.

This news release contains statements that are not historical facts, referred to as “forward looking statements.” Actual future results may differ significantly from those stated in any forward looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and purchases of shares, the continuation of investment advisory, administration, and service contracts, and other risks discussed from time to time.